Exhibit 10.18(b)

Land Compensation/Lease Agreement

Party A:	Pingdingshan Xinhua District Jiaodian Town Gaozhuang Village Committee

Party B:	Pingdingshan Hengji Concrete Co., Ltd.

The 20.6493 mu (approximately 3.4 acres) land located at East Xixie Road, North Jiaodian Town Gaozhuang Village, west of agricultural land, north of Gaozhuang Village, east of Xixie Road, and south of agricultural land, is now in use by Party B. In January 2009 Party B already paid RMB 4,600,000 to Party A as requisition payment for the land. Party A agreed to transfer the land use right to Party B, and Party B is in the process of registering the transfer. Until the date that Party B completes the registration, Party B’s requisition payment to Party A shall be deemed lease payment for the land for 50 years commencing January 2009. When Party B completes the registration, the portion of the lease payment for the then remaining lease term shall be deemed requisition payment.

The terms under this agreement are negotiated and agreed upon by both parties.

Party A: Pingdingshan Xinhua District Jiaodian Town Gaozhuang Village Committee	Party B: Pingdingshan Hengji Concrete Co., Ltd. (Stamp)
(Stamp and Signature)

February 12, 2014